     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 27, 2000

                                                      REGISTRATION NO. 333-96453
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                 POST-EFFECTIVE

                                AMENDMENT NO. 2
                                 ON FORM S-3 TO

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933*
                            ------------------------

                          PARKER-HANNIFIN CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                      OHIO
         (State or Other Jurisdiction of Incorporation or Organization)
                                   34-0451060
                    (I.R.S. Employer Identification Number)

                            ------------------------

                            6035 PARKLAND BOULEVARD
                             CLEVELAND, OHIO 44124
                                 (216) 896-3000
  (Address, Including Zip Code, and Telephone Number, including Area Code, of
                   Registrant's Principal Executive Offices)
                            ------------------------

                          THOMAS A. PIRAINO, JR., ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          PARKER-HANNIFIN CORPORATION
                            6035 PARKLAND BOULEVARD
                             CLEVELAND, OHIO 44124
                                 (216) 896-3000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                            ------------------------

                          COPIES OF COMMUNICATIONS TO:
                             PATRICK J. LEDDY, ESQ.
                           JONES, DAY, REAVIS & POGUE
                        NORTH POINT, 901 LAKESIDE AVENUE
                             CLEVELAND, OHIO 44114
                                 (216) 586-3939
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as possible after the effective date of this Registration Statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]
                                                             ---------------

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]
                            ---------------

    If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
---------------
* Filed as a Post-Effective Amendment on Form S-3 to such Registration Statement on Form S-4 pursuant to Rule 401(e) under the Securities Act of 1933. See "Explanatory Note."

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                         PROPOSED MAXIMUM
                                                       AMOUNT             OFFERING PRICE        PROPOSED MAXIMUM       AMOUNT OF
            TITLE OF EACH CLASS OF                     TO BE               PER SHARE OF            AGGREGATE          REGISTRATION
         SECURITIES TO BE REGISTERED               REGISTERED(1)           COMMON STOCK          OFFERING PRICE           FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.50 per share, and
  related Common Stock Purchase Rights........        111,329                  (2)                    (2)                 (2)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

(1) These shares were originally registered on the Registration Statement on Form S-4 (Reg. No. 333-96453) to which this Amendment relates.

(2) Not applicable. All filing fees payable in connection with the registration of these securities were paid in connection with the filing of the Registration Statement on Form S-4 (Reg. No. 333-96453) on February 9, 2000, to register 8,448,429 shares of Parker-Hannifin Corporation common stock, par value $0.50 per share, issuable to stockholders of Commercial Intertech Corp. See "Explanatory Note."

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     Parker-Hannifin Corporation hereby amends its Registration Statement on Form S-4 (Reg. No. 333-96453) by filing this Post-Effective Amendment No. 2 on Form S-3 relating to the sale of up to 111,329 shares of common stock, par value $0.50 per share, of Parker issuable upon the exercise of stock options granted under the Commercial Intertech Corp. Stock Option and Award Plan of 1989, the Commercial Intertech Corp. Stock Option and Award Plan of 1993, the Commercial Intertech Corp. Stock Option and Award Plan of 1995 and the Commercial Intertech Corp. Stock Option Plan for Appointed Outside Directors.

     On April 11, 2000, Commercial Intertech Corp., an Ohio corporation, was merged with and into Parker. As a result of that merger, each outstanding share (other than shares owned by Parker or Commercial Intertech) of Commercial Intertech capital stock was converted into the right to receive shares of Parker common stock, cash or a combination thereof. In addition, each outstanding stock option issued pursuant to the Plans was converted into an option to acquire shares of Parker common stock subject to adjustment to give effect to the merger. On April 11, 2000, Parker filed Post-Effective Amendment No. 1 on Form S-8 to the Form S-4 relating to the sale of up to 318,513 shares of Parker common stock under the 1989 Plan, the 1993 Plan and the 1995 Plan to employees of Commercial Intertech who became employees of Parker at the time of the merger. However, certain of the options granted under the Plans are held by former employees and directors of Commercial Intertech who did not become employees or directors of Parker at the time of the merger. Accordingly, this Post-Effective Amendment No. 2 on Form S-3 amends the Form S-4 to register up to 111,329 shares of Parker common stock that may be issued from time to time upon the exercise of stock options under the Plans that are held by former employees or directors of Commercial Intertech.

                                       SUBJECT TO COMPLETION DATED JUNE 27, 2000

                                   PROSPECTUS

                                 111,329 SHARES

                          PARKER-HANNIFIN CORPORATION

                                  COMMON STOCK
                            ------------------------

     This prospectus relates to the issuance by Parker-Hannifin Corporation of up to a total of 111,329 shares of its common stock, upon the exercise of stock options granted under the Commercial Intertech Corp. Stock Option and Award Plan of 1989, the Commercial Intertech Corp. Stock Option and Award Plan of 1993, the Commercial Intertech Corp. Stock Option and Award Plan of 1995 and the Commercial Intertech Corp. Stock Option Plan for Appointed Outside Directors.

     Parker's common stock is listed on the New York Stock Exchange under the symbol "PH."

                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SHARES OF PARKER COMMON STOCK TO BE ISSUED UNDER THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

              THE DATE OF THIS PROSPECTUS IS                , 2000

THE INFORMATION IN THIS DOCUMENT IS NOT COMPLETE AND MAY BE CHANGED. PARKER-HANNIFIN CORPORATION MAY NOT ISSUE THE SECURITIES DESCRIBED IN THIS DOCUMENT UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS DOCUMENT IS NOT AN OFFER TO SELL THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
The Company.................................................   1
Plan of Distribution........................................   1
Use of Proceeds.............................................   1
Description of the Plans....................................   2
Federal Income Tax Consequences of Certain Transactions
  under the Plans...........................................   4
Where You Can Find More Information.........................   5
Legal Matters...............................................   6
Experts.....................................................   6

                                  THE COMPANY

     Parker is a leading worldwide full-line manufacturer of motion control products, including fluid power systems, electromechanical controls and related components. Fluid power involves the transfer and control of power through the medium of liquid, gas or air, in hydraulic, pneumatic and vacuum applications. Fluid power systems move and position materials, control machines, vehicles and equipment and improve industrial efficiency and productivity. In addition to motion control products, Parker also is a leading worldwide producer of fluid purification, fluid flow, process instrumentation, air conditioning, refrigeration, and electromagnetic shielding and thermal management products.

     Parker's manufacturing service, distribution and administrative facilities are located in 36 states, Puerto Rico and worldwide in 38 foreign countries. Parker's motion control technology is used in the products of its two business segments: Industrial and Aerospace. The product lines of Parker's Industrial segment cover most of the components of motion control systems. The principal products of Parker's Aerospace Segment are hydraulic, fuel and pneumatic systems and components that are used on most commercial and military airframe and engine programs in production in the Western world today. For the fiscal year ended June 30, 1999, Parker's net sales were $4.9 billion; Industrial segment products accounted for 77% of Parker's net sales and Aerospace segment products for 23%.

     Parker's products are sold as original and replacement equipment through product and distribution centers worldwide. Parker markets its products through its direct-sales employees and more than 7,500 independent distributors. Parker products are supplied to approximately 400,000 customers in virtually every significant manufacturing, transportation and processing industry. Parker employs nearly 40,000 people in 39 countries.

     Parker's principal executive offices are located at 6035 Parkland Boulevard, Cleveland, Ohio 44124, telephone (216) 896-3000.

                              PLAN OF DISTRIBUTION

     Parker intends to issue shares of Parker common stock pursuant to this prospectus in connection with the exercise of stock options granted under the Commercial Intertech Corp. Stock Option and Award Plan of 1989, the Commercial Intertech Corp. Stock Option and Award Plan of 1993, the Commercial Intertech Corp. Stock Option and Award Plan of 1995 and the Commercial Intertech Corp. Stock Option Plan for Appointed Outside Directors. Parker will be responsible for the expenses of such issuances, other than the exercise price of the options. No commissions, discounts, concessions or other compensation will be paid to any underwriter or broker-dealer in connection with such issuance.

                                USE OF PROCEEDS

     Upon the exercise of options granted under the Plans, Parker will receive the adjusted exercise price of these options, as described below. The adjusted exercise price of each of these options varies among the Plans depending upon when the options were originally granted under the Plans. Parker intends to use the proceeds from these option exercises for working capital and general corporate purposes. Parker will not receive any of the proceeds from the resale of any shares of Parker common stock issued upon exercise of these options or otherwise under this prospectus.

                            DESCRIPTION OF THE PLANS

     On April 11, 2000, Commercial Intertech Corp. was merged with and into Parker. As a result of that merger, each outstanding share (other than shares owned by Parker or Commercial Intertech) of Commercial Intertech common stock was converted into the right to receive shares of Parker common stock, par value $.50 per share, cash or a combination thereof. In addition, each outstanding option issued under the Plans is no longer exercisable for shares of Commercial Intertech common stock, par value $1.00 per share, but instead, constitutes an option to acquire, on the same terms and conditions as were applicable under such option immediately prior to consummation of the merger, that number of shares of Parker common stock (rounded to the nearest whole number of shares of Parker common stock) equal to the product of (1) the number of shares of Commercial Intertech common stock for which such option was previously exercisable and (2) 0.4611. The exercise price for each option shall be equal to the exercise price per share for such option immediately prior to the effective time of the merger divided by 0.4611, rounded up to the nearest whole cent.

     Pursuant to the merger agreement, Parker assumed Commercial Intertech's obligations under the Plans. Parker will continue to administer the Plans until all outstanding options under the Plans are exercised or expire. No new options or other similar awards will be granted under these Plans. This prospectus is being sent to all option holders under the Plans who did not become employees or directors of Parker at the time of the merger. This prospectus describes your rights under the Plans after the merger.

ADMINISTRATION AND ELIGIBILITY

     The Plans are administered by the Compensation and Management Development Committee of Parker's Board of Directors. The Compensation and Management Development Committee is selected by Parker's Board and is comprised of at least three members of Parker's Board who are not currently employees of Parker. Members of the Compensation and Management Development Committee serve at the pleasure of the Board of Directors. The Compensation and Management Development Committee is constituted to satisfy the disinterested administration standard set forth in Rule 16b-3 promulgated under the Securities and Exchange Act of 1934.

TYPES OF AWARDS

     Non-qualified stock options are the only awards currently outstanding under the Plans and the terms of these options are more fully described below. For non-qualified stock options granted under the 1993 and 1995 Plans, the exercise price may not be less than 100% of the fair market value of a share of Commercial Intertech common stock at the date of grant, subject to adjustment to give effect to the merger with Parker as described above. For non-qualified stock options granted under the 1989 Plan, the exercise price was determined by the Management Evaluation and Compensation Committee of the Commercial Intertech Board of Directors and is subject to adjustment to give effect to the merger with Parker as described above. For non-qualified stock options granted under the Outside Directors Plan, the exercise price was set at the fair market value of a share of Commercial Intertech common stock on the date of grant and is subject to adjustment to give effect to the merger with Parker as described above.

     You may exercise your stock options by paying the exercise price for such options to Parker. You may pay the exercise price by:

     - delivering cash to Parker;

     - delivering Parker common stock that you already own having a total fair market value on the date of delivery equal to the exercise price;

     - delivering cash on the extension of credit by a broker-dealer to whom the option holder has submitted a notice of exercise (in accordance with Part 220, Chapter II Title 12 of the Code of Federal Regulations, so-called "cashless" exercise); or

     - any combination of the foregoing.

ADJUSTMENTS

     Upon any change in Parker's common shares by reason of a stock dividend, stock split, recapitalization, merger, reorganization or any other transaction having a similar effect, the number and class of shares subject to your stock options and the exercise price of your stock options will be appropriately adjusted.

ASSIGNMENT

     Awards under the Plans are not transferable except by will, or pursuant to the laws of descent and distribution. Awards under the Plans are not subject, in whole or in part, to attachment, execution or levy of any kind.

CHANGE IN CONTROL

     The signing of the merger agreement between Commercial Intertech and Parker qualified as a "change in control" under the Plans. Upon this change in control, all of your stock options that were not previously exercisable and vested became freely exercisable and vested.

TERMINATION AND EXERCISE PERIOD

     All of your stock options under the Plans currently are exercisable. The amount of time that you have to exercise your stock options depends on how your employment or directorship with Commercial Intertech was terminated, as more fully described below.

     IF YOU RETIRED FROM COMMERCIAL INTERTECH, READ THE FOLLOWING INFORMATION ON EXERCISE PERIODS:

     - If you retired from Commercial Intertech in 1998 or 1999, your outstanding stock options are not affected by the merger and you may exercise your stock options for a period of two years from the date of your retirement or until the expiration of the term of your stock options as set forth in your option agreement, whichever period is shorter.

     - If you retired from Commercial Intertech immediately prior to the merger with Parker, your outstanding stock options also are not affected by the merger. Under the terms of your option agreement with Commercial Intertech, you may exercise your stock options for a period of two years from the date of your retirement or until the expiration of the term of your stock options as set forth in your option agreement, whichever period is shorter.

     - If you retired from Commercial Intertech and you die within the applicable exercise period described above, any unexercised stock options held by you will be exercisable by your legal representatives for a period of one year from the date of your death or until the expiration of the term of the stock options, whichever period is shorter.

     IF YOU DID NOT RETIRE FROM COMMERCIAL INTERTECH AND YOU DID NOT BECOME AN EMPLOYEE OR DIRECTOR OF PARKER AT THE TIME OF THE MERGER, READ THE FOLLOWING INFORMATION ON EXERCISE PERIODS:

     - If you were not eligible for retirement at the time of the merger with Parker and you did not become an employee or director of Parker at the time of the merger, under the terms of your option agreement with Commercial Intertech, you had 90 days from the effective date of the merger to exercise your stock options. However, the Management Evaluation and Compensation Committee extended the period during which you may exercise your stock options for such period of time as you were notified of by Parker or until the expiration of the term of your stock options as set forth in your option agreement with Commercial Intertech, whichever period is shorter.

NONQUALIFIED AND UNFUNDED

     The Plans are unfunded and do not give you any rights that are superior to those of Parker's general creditors. The Plans are not subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and are not qualified under Section 401(a) of the Internal Revenue Code of 1986.

                        FEDERAL INCOME TAX CONSEQUENCES
                      WITH RESPECT TO CERTAIN TRANSACTIONS
                                UNDER THE PLANS

     The following is a summary of certain of the federal income tax consequences of certain transactions under the Plans.

NONQUALIFIED STOCK OPTIONS

     General. You will not recognize income upon the grant of a non-qualified stock option. If you receive unrestricted Parker common shares upon the exercise of a non-qualified stock option, you will normally recognize ordinary income at the time of exercise equal to the excess of the fair market value, at the time of exercise, of the shares received over the exercise price (the "Spread").

     Payment in Kind of Exercise Price of an Non-Qualified Stock Option. If upon the exercise of an non-qualified stock option for unrestricted Parker common shares you pay the exercise price in whole or in part by the surrender of unrestricted Parker common shares that you already own, you will not recognize gain or loss on the surrendered shares. To the extent the fair market value of the shares surrendered equals that of the shares received, the shares received will have a tax basis equal to the basis of the shares surrendered, and your holding period of the shares received will include the holding period of the shares surrendered. To the extent that the value of the shares received upon exercise exceeds the value of the shares surrendered, that excess (reduced by the amount of any cash paid by you) will be ordinary income. Furthermore, the shares received that represent the excess in value will have a basis equal to their fair market value. Your holding period for any excess shares will commence on the day they are acquired.

DEDUCTION TO EMPLOYER

     To the extent that you recognize ordinary income in the circumstances described above, your employer will be entitled to a corresponding deduction provided that, among other things, the deduction meets the test of reasonableness, is an ordinary and necessary business expense, is not disallowed by the $1,000,000 annual compensation limitation set forth in Section 162(m) of the Internal Revenue Code of 1986 and is not an "excess parachute payment" within the meaning of Section 2806 of the Internal Revenue Code of 1986.

     Because the tax consequences to you may vary depending on your individual situation, you should consult your personal tax advisor regarding the federal and any state, local or foreign tax consequences arising as a result of transactions involving Parker common shares issued under the Plans.

                      WHERE YOU CAN FIND MORE INFORMATION

     Parker has filed with the SEC under the Securities Act of 1933 a Registration Statement on Form S-4 and a Post-Effective Amendment No. 2 on Form S-3 to that Form S-4. This prospectus constitutes the prospectus of Parker that is filed as part of the Post-Effective Amendment No. 2 on Form S-3 to the Form S-4. The Post-Effective Amendment No. 2 on Form S-3, including the attached exhibits and schedules, contain additional relevant information about Parker and the Parker common stock. The rules and regulations of the SEC allow Parker to omit certain information included in the Post-Effective Amendment No. 2 on Form S-3 from this prospectus. Copies of the Post-Effective Amendment No. 2 on Form S-3, including exhibits, may be inspected, without charge, at the offices of the Securities and Exchange Commission at 450 Fifth St., N.W., Washington, D.C. 20549, and copies may be obtained from the Securities and Exchange Commission at prescribed rates.

     In addition, Parker files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the following locations of the SEC:

Public Reference Room         New York Regional Office        Chicago Regional Office
450 Fifth Street, N.W         7 World Trade Center            Citicorp Center
Room 1024                     Suite 1300                      500 West Madison Street
Washington, D.C. 20549        New York, New York 10048        Suite 1400
                                                              Chicago, Illinois 60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like Parker, which file electronically with the SEC. The address of that site is http://www.sec.gov.

     The SEC allows Parker to "incorporate by reference" information into this prospectus from documents that Parker has previously filed with the SEC. This means that Parker can disclose important information to you by referring you to another document filed separately with the SEC. These documents contain important information about Parker and its financial condition. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is set forth directly in this document.

     This prospectus incorporates by reference the following documents (Commission File Number 1-4982) with respect to Parker:

        (a) Annual Report on Form 10-K for the fiscal year ended June 30, 1999;

        (b) Quarterly Reports on Form 10-Q for the quarters ended September 30, 1999, December 31, 1999 and March 31, 2000;

        (c) Current Reports on Form 8-K filed on January 19, 2000, February 7, 2000, April 12, 2000 and June 23, 2000.

        (d) The description of the Parker common stock contained in the Registrant's Registration Statement on Form 8-A filed with the SEC pursuant to Section 12 of the Exchange Act, on September 8, 1967 and all amendments and reports filed for the purpose of updating that description.

     Parker incorporates by reference additional documents that Parker may file with the SEC between the date of this prospectus and the date on which this offering is terminated. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     You can obtain copies of the documents incorporated by reference in this prospectus without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus, by requesting them in writing or by telephone from Parker at the following:

          Parker-Hannifin Corporation
          6035 Parkland Boulevard
          Cleveland, Ohio 44124
          (216) 896-3000
          Attention: Office of Corporate Secretary

     You should rely only on the information contained in or incorporated by reference in this prospectus in considering whether or not to invest in the securities described in this document. Parker has not authorized anyone to provide you with information that is different from the information in this
document. This prospectus is dated                , 2000. You should not assume
that the information contained in this document is accurate as of any date other than that date. Neither the delivery of this prospectus nor the issuance of Parker common stock under this prospectus shall create any implication to the contrary.

                                 LEGAL MATTERS

     Thomas A. Piraino, Jr., Vice President, General Counsel and Secretary of Parker has passed upon the validity of the shares of Parker common stock to be issued under this prospectus.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Parker for the three years in the period ended June 30, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses of this offering, which are to be paid by Parker, are estimated as follows:

Commission Registration Fee.................................  $ 92,213*
Legal Fees and Expenses.....................................  $ 10,000
Accountants' Fees and Expenses..............................  $  5,000
Printing Fees and Expenses..................................  $      0
Transfer Agent and Registrar Fees...........................  $      0
Federal Taxes, State Taxes and Fees.........................  $      0
Miscellaneous Expenses......................................  $  2,787
                                                              --------
     Total..................................................  $110,000
                                                              ========

---------------

* Previously paid in connection with filing of Parker's Registration Statement on Form S-4 (Reg. No. 333-96453).

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     In general, a director of an Ohio corporation will not be found to have violated his or her fiduciary duties unless there is proof by clear and convincing evidence that the director (1) has not acted in good faith, (2) has not acted in a manner the director reasonably believes to be in or not opposed to the best interests of the corporation or (3) has not acted with the care that an ordinarily prudent person in a like position would use under similar circumstances. Monetary damages for any act taken or omission made as a director are generally awarded only if it is proved by clear and convincing evidence that the director undertook such act or omission either with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation.

     Under Ohio law, a corporation must indemnify its directors, officers, employees and agents against expenses reasonably incurred in connection with the successful defense (on the merits or otherwise) of an action, suit or proceeding. A corporation may indemnify such persons in actions, suits and proceedings (including certain derivative suits) if the individual has acted in good faith and in a manner that the individual believes to be in or not opposed to the best interests of the corporation. In the case of a criminal proceeding, the individual must also have no reasonable cause to believe that his or her conduct was unlawful.

     Indemnification may be made only if ordered by a court or if authorized in a specific case upon a determination that the applicable standard of conduct has been met. Such a determination may be made by a majority of the disinterested directors, by independent legal counsel or by the shareholders.

     Under Ohio law, a corporation may pay the expenses of any indemnified individual as they are incurred, in advance of the final disposition of the matter, if the individual provides an undertaking to repay the amount if it is ultimately determined that the individual is not entitled to be indemnified. Ohio law generally requires all expenses, including attorney's fees, incurred by a director in defending any action, suit or proceeding to be paid by the corporation as they are incurred if the director agrees (a) to repay such amounts in the event that it is proved by clear and convincing evidence that the director's action or omission was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation and (b) to reasonably cooperate with the corporation concerning the action, suit or proceeding.

     Parker's regulations require Parker to indemnify, to the full extent permitted by Ohio law, any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) because that person is or was a director, officer or employee of Parker or is or was serving, at Parker's request, as a director, officer or employee of another entity.

     Parker has in effect insurance policies for general officers' and directors' liability insurance covering Parker's directors and officers. Parker also has entered into indemnification agreements with its directors and officers that indemnify its directors and officers to the maximum extent permitted by law. The indemnification so granted is not limited to the indemnification specifically authorized by Ohio General Corporation Law.

ITEM 16. EXHIBITS.

     See Exhibit Index.

ITEM 17. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such Registration Statement; provided, however,

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Parker's Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on June 27, 2000.

                                          PARKER-HANNIFIN CORPORATION

                                          By: /s/ THOMAS A. PIRAINO, JR.
                                            ------------------------------------
                                              Thomas A. Piraino, Jr.
                                              Vice President, Secretary and
                                              General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Officers and Directors of Parker-Hannifin Corporation:

DUANE E. COLLINS, Chairman of the Board, Chief Executive Officer and Director; MICHAEL J. HIEMSTRA, Principal Financial Officer; DANA A. DENNIS, Principal Accounting Officer; DONALD E. WASHKEWICZ, Director; JOHN G. BREEN, Director; PAUL C. ELY, JR., Director; GIULIO MAZZALUPI, Director; KLAUS-PETER MULLER, Director; HECTOR R. ORTINO, Director; ALLAN L. RAYFIELD, Director; WOLFGANG R. SCHMITT, Director; DEBRA L. STARNES, Director; and DENNIS W. SULLIVAN, Director.

     This Registration Statement has been signed on behalf of the above-named directors and officers of the Registrant by Thomas A. Piraino, Jr., Vice President, General Counsel and Secretary of the Registrant, as attorney-in-fact, pursuant to a power of attorney filed with the Securities and Exchange Commission as Exhibit 24 to this Registration Statement.

June 27, 2000                             By: /s/ THOMAS A. PIRAINO, JR.
                                            ------------------------------------
                                              Thomas A. Piraino, Jr.
                                              Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT NO.                    DESCRIPTION OF EXHIBITS
-----------                    -----------------------
   4.1       Amended Articles of Incorporation of Parker-Hannifin
             Corporation (previously filed as Exhibit 3 to Parker's
             Report on Form 10-Q for the quarter ended September 30, 1997 and incorporated herein by reference).
   4.2       Code of Regulations of Parker-Hannifin Corporation
             (previously filed as Exhibit 4(b) to Parker's Registration
             Statement on Form S-8 (No. 33-53193) filed with the SEC on
             April 21, 1994 and incorporated herein by reference).
   4.3       Rights Agreement, dated January 31, 1997, between Parker and
             KeyBank National Association ('KeyBank') (previously filed as Exhibit 4.1 to Parker's Report on Form 8-A filed with the
             SEC on February 4, 1997 and incorporated herein by
             reference), as amended by the First Addendum to Shareholder
             Protection Rights Agreement, dated April 21, 1997, between
             Parker and Wachovia Bank of North Carolina N.A.
             ('Wachovia'), as successor to KeyBank, and the Second
             Addendum to Shareholder Protection Rights Agreement, dated
             June 15, 1999, between Parker and National City Bank, as
             successor to Wachovia (previously filed as Exhibit 4(a) to
             Parker's Report on Form 10-K for the fiscal year ended June
             30, 1999 and incorporated herein by reference).
   4.4       Agreement and Plan of Merger (previously filed as Annex A to the proxy statement/prospectus included in Parker's
             Registration Statement on Form S-4 (File No. 333-96453)
             filed on February 9, 2000 and incorporated herein by
             reference).
   5*        Opinion of General Counsel of Parker-Hannifin Corporation
             regarding the legality of the common stock being registered hereby.
  23.1       Consent of PricewaterhouseCoopers LLP.
  23.2*      Consent of General Counsel of Registrant (included in
             Exhibit 5).
  24         Power of Attorney.
  99.1       Commercial Intertech Corp. Stock Option and Award Plan of
             1989 (previously filed as Exhibit 4.1 to Commercial
             Intertech's Registration Statement on Form S-8 (No.
             33-29980) and incorporated herein by reference).
  99.2       Commercial Intertech Corp. Stock Option and Award Plan of
             1993 (previously filed as Exhibit 4.1 to Commercial
             Intertech's Registration Statement on Form S-8 (No.
             33-52443) and incorporated herein by reference).
  99.3       Commercial Intertech Corp. Stock Option and Award Plan of
             1995 (previously filed as Exhibit 4.1 to Commercial
             Intertech's Registration Statement on Form S-8 (No.
             33-61453) and incorporated herein by reference).
  99.4       Commercial Intertech Corp. Stock Option Plan for Appointed
             Outside Directors.

---------------

* Previously filed.